                                                                   EXHIBIT 10.9

                  [Letterhead of Transcend Therapeutics, Inc.]

October 4, 1995

Mr. H. Walter Hauessler
President, Director
Patents & Technology Marketing
Cornell Research Foundation, Inc.
Cornell Business & Technology Park
20 Thornwood Drive, Suite 105
Ithaca, NY 14850

Dear Mr. Hauessler:

          Re: Letter Agreement to modify the terms of the Exclusive License Agreement CRF D-416 and D-520, D-913, D-1069, D-1239, D-1258, D-1403, D-1426 dated April 5, 1994
                    (hereafter "the License Agreement")

In consideration for Transcend Therapeutics, Inc. (hereafter "TTI") irrevocably releasing and holding harmless Cornell Research Foundation, Inc., its Trustees, Officers, Agents and Employees, and those of Cornell University (hereafter "CRF") from any liability, loss, expense, or damage related to the abandonment of the Licensed Patent Application D-416 in Japan, it is hereby agreed that:

         Transfer of Responsibility for Patents
         --------------------------------------

               TTI will share responsibility for prosecution and maintenance of all Licensed Patents/Applications with CRF under Articles IV and V of the License Agreement. CRF will accept the counsel choice of TTI, unless CRF has reasonable objections to that choice. TTI's counsel will provide CRF with copies of all Office Actions received from the applicable Patent Offices, as well as proposed responses to same for CRF's comments, before the responses are filed. TTI shall make reasonable efforts to consider CRF's comments and revise the proposed responses, if appropriate. TTI shall have the right to deduct one hundred percent (100%) of all patent prosecution costs and/or maintenance fees incurred in the United States or any foreign country from any royalty that may be due and owing CRF. If such costs and fees exceed the royalties due to CRF in any License Year, then the excess amount can be carried forward by TTI to succeeding License Years. Accordingly, CRF will immediately instruct its patent attorneys, Shugrue Mayan, Jones, Tuller & Cooper, and Kenyon & Kenyon, to transfer all files to Pennie & Edmonds as detailed in Attachment A. The cases handled by Nixon Hargave will be transferred over time.

         Recovery of Out-of-Pocket Costs
         -------------------------------

               TTI will have the right to deduct up to $32,407.24 of its costs incurred for the Japanese corporate partnering trip July 24 - August 4 and out-of-pocket legal expenses incurred in relation to the abandoned patents/applications from any royalty that may be due and owing CRF. If such costs exceed the royalties due to CRF in any License Year, then the excess amount can be carried forward by TTI to succeeding License Years.

               TTI has prepared a list of these costs and expenses to be deducted in Attachment B.

         Return of Shares of Common Stock
         --------------------------------

               TTI will cancel 35,127 shares of common stock equal to twenty per cent (20%) of the 175,127 shares of common stock that was previously issued to CRF on April 5, 1994 as part consideration for entering the License Agreement. CRF will retain 140,000 shares of common stock in TTI.

               Accordingly, CRF will immediately return its original stock certificate for cancellation and reissue, together with a duly executed stock power providing for such transfer of 35,127 shares to TTI.

The parties have caused this Letter Agreement, which constitutes an amendment to the License Agreement, to be executed in duplicate as of the day and year first above written.

In all other respects, the License Agreement is ratified and confirmed.


                                     TRANSCEND THERAPEUTICS, INC.

                                     By:   /s/ B. Nicholas Harvey
                                         -------------------------------
                                           B. Nicholas Harvey

                                     Title

                                     Date


Agreed:

          CORNELL RESEARCH FOUNDATION, INC.

          By:  /s/ H. Walter Haeussler
               -----------------------------
               H. Walter Haeussler

          Title

          Date

          Attachment A:        Patent Transfer Letter
                               List of Patents/Applications dated Sept.
                               28

          Attachment B:        List of Costs and Expenses with
                               documentary support

                                  ATTACHMENT A
                                  ------------



                               September 26, 1995

                                VIA TELEFACSIMILE
                                -----------------



(Name), Esq.
Firm
Address

          Re:      Transfer of Responsibility to Pennie & Edmonds
                   ----------------------------------------------

Dear (Mr./Ms. Atty):

     Effective upon transfer of the files, Pennie & Edmonds will assume responsibility for prosecution of the following patents/ applications on behalf of Cornell Research Foundation, Inc.

     (list files)

     Please forward your original files promptly by express mail to:

              Thomas E. Friebel, Esq.
              PENNIE & EDMONDS
              1155 Avenue of the Americas
              New York, New York 10036-2711

              (212) 790-9090 (phone)
              (212) 869-9741/8864 (fax)

     Your assistance in maintaining pendency of all patents/ applications during the transfer to Pennie & Edmonds will be sincerely appreciated.

                                        Very truly yours,



                                        H. Walter Haeussler
                                        President, Director
                                        Patents & Technology Marketing


cc: Thomas E. Friebel, Esq.


                                  ATTACHMENT B
                            LIST OF COSTS & EXPENSES

                                                              B. Smith
                                   M. Sullivan   H. Gomez    B. Dickson     TOTAL COST
                                   -----------   --------    ----------     ----------

1.  DIRECT TRAVEL EXPENSES:

MEALS/                             $4,919.07     $4,083.28
ENTERTAINMENT
AIRFARE                            $4,410.25     $4,443.59

                                   $9,329.32     $8,526.87   $8,946.07       $26,802.26
                                   ----------------------------------------------------

2. PATENT LEGAL EXPENSES:

Attorney Time                                    $1,160.00
Maintenance Fees Paid                            $4,445.00                   $ 5,605.00
                      -----------------------------------------------------------------
                                                                             $32,407.26
